Exhibit (c)(4)

 Discussion Materials  Project OptimusPrime  September 19, 2022

 Financial Overview – Historical & Management Finance Case  ($ in millions)  Source: Company financials

Preliminary

Long-Term Growth is Heavily Reliant on Success of New Growth Products

($ in millions)

TOTAL REVENUE AND ADJ. EBITDA MARGIN OVER TIME

Revenue Growth	5-Year CAGR 17A – 22E	5-Year CAGR 22E – 27E	10-Year CAGR 22E – 32E
Consolidated	1%	10%	11%
Core Products[1]		6%	4%
New Growth Products[2]		89%	58%



$176
$186
$199
$221
$252
$287
$321
$361
$402
$444
$488
$35
$53
$75
$105
$141
$179
$220
38%
37%
36%
36%
37%
39%
40%
41%
42%
43%
44%
$2
$6
$13
$21
$173
$180
$186
$199
$217
$234
$245
$255
$262
$265
$268
2022F
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
NM
NM
4%
7%
14%
22%
28%
36%
44%
52%
58%
Core Products
New Growth Products(2)
Adj. EBITDA Margin
% of EBITDA from New Growth Products(2)(3)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company financials

Notes: Financials per management finance case

(1) Core Products includes SmartFresh Apple, SmartFresh Diversification, Harvista, Ornamentals, Landspring, Conventional Fungicides, Disinfectants, Coatings (Teycer Originals) and Control Tec; (2) New Growth Products includes Novel Antimicrobials, Novozymes Biologics, VitaFresh Botanicals and Digital; (3) New Growth Products EBITDA includes product-level gross profit, Novozymes Opex and allocated Opex (excl. Novozymes), D&A and adjustments by percentage of revenue

3

 Limited estimates available 2024E+; only 1 broker available  P&L Comparison: Consensus Estimates vs. Management Finance Case  Source: FactSet, Capital IQ, Company Filings, Company financials  Notes: (1) Broker estimates as of 09/16/2022  ($ in millions)

Preliminary

Historical Valuation Multiples

EV / NTM EBITDA – SINCE JANUARY 2019

	EV / NTM EBITDA				
Average	OptimusPrime	AgChem / AgTech	High Value Specialties	Food Safety / Security	Large AgChem
3-Month	7.1x	10.5x	19.5x	13.8x	6.8x
6-Month	7.1x	11.0x	20.3x	15.3x	7.2x
12-Month	7.3x	11.2x	22.0x	18.2x	7.3x
24-Month	7.5x	11.7x	22.6x	22.3x	8.1x
36-Month	7.5x	11.4x	21.8x	23.8x	8.3x

OptimusPrime EV / NTM EBITDA High Since 01/19: 9.2x

OptimusPrime EV / NTM EBITDA Low Since 01/19: 6.7x


35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Jan-19
May-19
Sep-19
Feb-20
Jun-20
Nov-20
Mar-21
Jul-21
Dec-21
Apr-22
Sep-22
High Value Specialties 17.5x
Food Safety / Security 11.1x
AgChem / AgTech 10.4x
OptimusPrime 6.9x
Large AgChem 6.8x

PERELLA WEINBERG PARTNERS

Source: FactSet as of 09/16/2022

Notes: High Value Specialties includes Croda, Chr Hansen, Balchem and Novozymes; Large AgChem includes Nutrien, Mosaic, FMC Corp, CF Industries, Dow, Bayer, Corteva, BASF, Nufarm and UPL Limited; AgChem / AgTech includes FMC Corp, Scotts Miracle-Gro, Bioceres and American Vanguard; **Food Safety / Security** includes Ecolab, Sotera, Diversey and Neogen

5

 Relative Stock Price Performance vs. Peers  Source: Capital IQ as of 09/16/22  Notes: High Value Specialties includes Croda, Chr Hansen, Balchem and Novozymes; Large AgChem includes Nutrien, Mosaic, FMC Corp, CF Industries, Dow, Bayer, Corteva, BASF, Nufarm and UPL Limited; AgChem / AgTech includes FMC Corp, Scotts Miracle-Gro, Bioceres and American Vanguard; Food Safety / Security includes Ecolab, Sotera, Diversey and Neogen   (1) Reflects performance since 06/18/2018   (1)  Share Price performance indexed to Company Since January 2019

 Select Company Operational Benchmarking  CY2022E Ebitda margin  Source: FactSet, S&P Capital IQ as of 09/16/2022  Notes: Metrics are based on calendar year financials; Debt / LTM EBITDA and Net Debt / LTM EBITDA multiples with negative EBITDA are considered “NM.” “NA” indicates that a value was not available; Large AgChem includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm     CY2021A – CY2023E Revenue CAGR  CY2022E Gross margin  AgChem Tech  High Value Specialties  Food Safety / Security

 7.0x Assumed Multiple  9.0x Assumed Multiple  Discounted Future Share Price Sensitivity(1)  Present Value of Future Share Price (Status Quo w/ No Breakage Costs)  Source: Company financials   Notes: Revenue miss haircuts management finance case total revenue from 2023E to 2027E, holds gross margin (%) and OpEx costs ($) constant versus management case   (1) Assumes valuation date of 12/31/2022; uses current FDSO, NCI, market capitalization and EV; assumes cost of equity of 18.0%. Convertible Preferred taken at face value in status quo scenario (i.e., no breakage costs included)  Adjusted EBITDA Margin  Mgmt. Finance Case  38%  37%  36%  36%  37%  39%  10% Revenue Miss  38%  33%  32%  33%  34%  36%  10% Revenue Miss  Mgmt. Finance Case  Highly preliminary & confidential – Illustrative Analyses for Discussion

Preliminary

Discounted Cash Flow Analysis – Segmented by Product

DCF analysis conducted on a product basis, split between Core Products and New Products, due to key differences in growth and risk attributed to the two different types of businesses

Implied Value per Share[(1)]	*Key Assumptions*
Core Products	10 Year DCF Perp. Growth Rate: 0% - 2% WACC: 14% - 16%
New Products	10 Year DCF Perp. Growth Rate: 2% - 4% WACC: 16% - 18%
Combined Core & New Products	Combines values derived from Core & New Products DCFs



$1.08
$2.55
$0.63
$1.48
$1.70
$4.04

Highly Preliminary – Illustrative Analyses for Discussion

Sources: Company financials

Notes: Assumes valuation date as of 9/30/2022; Assumes tax rate of 21.0%; Fiscal year ends Dec. 31;
New Products includes Novel Antimicrobials, Novozymes Biologics, VitaFresh Botanicals and Digital; Core Products includes SmartFresh Apple, SmartFresh Diversification, Harvista, Ornamentals, Landspring, Conventional Fungicides, Disinfectants, Coatings (Teycer Originals) and Control Tec; COGS allocated by product line; Operating expenditures allocated as a percentage of 1 year forward sales contribution; D&A and other adjustments allocated as a percentage of in year sales contribution
(1) Net debt includes convertible preferred at liquidation preference including breakage costs, assuming 2.0X MOIC

P / W / P PERELLA WEINBERG PARTNERS

9

Analysis at Various Share Prices  Source: FactSet, Capital IQ, Company Filings, Company financials  Notes: (1) Represents change of control amount for Paine Schwartz Partners convertible preferred equity   (2) Multiples in AVP reflect convertible preferred at liquidation preference, assuming 2.0X MOIC  ($ in millions, except share price)  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  (2)  (2)

 Public Comparable Companies Analysis  Source: S&P Capital IQ and FactSet as of 09/16/2022, company financials  Notes: Metrics are based on calendar year financials; EV / Revenue, EV / EBITDA, and P / E multiples greater than 50.0x, 75.0x, and 100.0x   respectively are considered “NM”. Negative multiples are considered “NM”. “NA” indicates that a value was not available  ($ in millions, except per share values)

 Legal Disclaimer  This Presentation has been provided to you by Perella Weinberg Partners and its affiliates (collectively “Perella Weinberg Partners” or the “Firm”) and may not be used or relied upon for any purpose without the written consent of Perella Weinberg Partners. The information contained herein (the “Information”) is confidential. By accepting this Information, you agree that you and your directors, partners, officers, employees, attorney(s), agents and representatives agree to use it for informational purposes only and will not divulge any such Information to any other party. Reproduction of this Information, in whole or in part, is prohibited. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service.  The information used in preparing these materials may have been obtained from or through you or your representatives or from public sources. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). The Firm has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors.   Nothing contained herein should be construed as tax, accounting or legal advice. You (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.